Calculation of Filing Fee Tables

Form S-3

(Form Type)

Brightcove Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (3)	457(o)	$—	$—	$—	—	$—
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share (4)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (5)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Warrants (6)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Units (7)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$150,000,000	—	$150,000,000	0.0001102	$16,530
Primary Offering of Common Stock:
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	—	—	—	—	—
Fees to Be Paid	Total Registration Fee:			$150,000,000	N/A	$150,000,000	—	$16,530
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	457(b)	—	—	—	—	—
	Total Offering Amounts					$150,000,000		$16,530
	Total Fees Previously Paid							—
	Total Fee Offsets							$13,905 (8)
	Net Fee Due							$2,625 (8)

(1)

The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 of the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

On February 24, 2021, the registrant filed a registration statement on Form S-3ASR (File No. 333-253462), which was amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-253462) filed on February 18, 2022, both of which became effective upon filing pursuant to Rule 462(e) promulgated under the Securities Act (collectively, the “Prior Registration Statement”). A Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-253462) was filed on February 18, 2022 but was not declared effective by the Securities and Exchange Commission. The Prior Registration Statement registered an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units of the registrant in a primary offering with an aggregate offering price not to exceed $150,000,000, of which all securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $13,905.00 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources		—	—	—		—
Rule 457(p)
Fee Offset Claims	Brightcove Inc.	S-3ASR	333-253462	2/24/2021		—	Unallocated (Universal) Shelf	—	—	—
Fee Offset Source	Brightcove Inc.	POSASR	333-253462	—	2/18/2022	$13,905.00	Unallocated (Universal) Shelf	(1)	$150,000,000	$150,000,000	$13,905.00
Fee Offset Claims	Brightcove Inc.	POSAM	333-253462	—	2/18/2022	—	Unallocated (Universal) Shelf	—	—	—

(1)	See Note (1) under Table 1 above.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—